UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2016

PARKERVISION, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	0-22904	59-2971472
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7915 Baymeadows Way, Suite 400, Jacksonville, Florida		32256
(Address of Principal Executive Offices)		(Zip Code)

(904) 732-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; and Compensatory Arrangements of Certain Officers.

On August 15, 2016, the Compensation Committee (the “Committee”) of the Board of Directors of ParkerVision, Inc. (the “Company”) awarded restricted stock units (“RSUs”) to each of the following of the Company’s named executive officers:  Mr. Jeffrey Parker, Chief Executive Officer, was awarded 80,000 RSUs; Mr. David F. Sorrells, Chief Technology Officer, was awarded 50,000 RSUs and Ms. Cynthia L. Poehlman, Chief Financial Officer was awarded 50,000 RSUs.  These equity awards were issued under the ParkerVision 2011 Long-Term Incentive Equity Plan.   Each RSU entitles the holder to one share of the Company’s common stock upon vesting.  The shares vest in four equal quarterly increments beginning September 1, 2016.

In granting these equity awards, the Committee analyzed equity practices for an industry peer group and also considered the lack of any equity awards for its executive officers since 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	August 22, 2016

By:	/s/ Cynthia L. Poehlman
Cynthia L. Poehlman
Chief Financial Officer

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